GREENPOINT MORTGAGE FUNDING, INC.
                        BROKER AGREEMENT


This  Broker Agreement (the 'Agreement"), is entered into by  and
between _______/s/_OneCap___, a     /s/Nevada_ Corporation  doing
business  as     /s/  OneCap  ("Broker"), end GREENPOINT MORTGAGE
FUNDING, INC. a New York Corporation ("Lender").

                               RECITALS

     A. The Parties hereto wish to establish a non-exclusive relationship whereby Broker will submit applications for loans to be secured by first or second priority liens against 1-4 family residential properties (the 'Loans") in Lender on behalf or Broker's clients ("Borrowers") for, possible funding by Lender.

     B. The Parties desire to enter into this Broker Agreement to set forth the terms of their relationship.

NOW THEREFORE, the Parties do hereby agree as follows:

                               AGREEMENT

 1. NON-EXCLUSIVE AGREEMENT: Nothing contained herein shall obligate Broker to submit all loan funding requests that it brokers to Lender, it being understood that this shall be a non-exclusive agreement. Nothing contained herein shall obligate Lender to fund Loans submitted by Broker without Lender's prior
   review  and  approval  at Lender's sole discretion.   Lender's
   obtaining of a Loan Package (as defined below) from Broker does
   n:
      a. prohibit Lender from considering loan Application packages from other sources,
b.   obligate Lender to accept or consider other or future
packages from Broker,
c.   establish an agency relationship with Broker.
 2. GENERAL BROKER RESPONSIBILITY: With regard to Loans submitted by Broker to Lender, Broker shall describe and represent to a Borrower Lender's policies, procedures and pricing only as set forth by Lender, Broker shall not advertise or in tiny manner represent that it is employed by, an agent of, representative of, or is in any way related to Lender. Broker shall be responsible at Its own expense for the accurate preparation and execution of a complete property and credit Loan Application Package ("Loan Package") on each Loan request submitted, under such programs, procedures, and fee schedules as Lender periodically may establish, including but not limited to those items listed below or as may be required by Lender in conformance with Lender's policies and procedures as established and as may be modified from time to time:
      a.   Loan application
b.   Supporting credit information
c. Supporting verification of credit, employment, deposits, and mortgage payment history
d.   Copies or all government required disclosures
e. Original appraisal of the property to be financed plus all supporting information necessary to substantiate Borrower's qualification for the Loan
f.   Such other credit, financial, and other information as
Lender may require.
Broker   shall   be   solely  responsible  for  any   statements,
explanations, or claims made to Borrower about the terms  of  the
Loan, the approval process, or the status of the Borrower's loan approval. The contents of all Loan Packages submitted to Lender immediately shell become the property of Lender and Broker hereby assigns all rights, title, and interest in the file (except for Broker's right to receive an origination fee) to Lender. All information contained in a Loan Package may be subject to Lender's independent verification. Broker understands that, in consideration of Lender funding Loans offered by Broker, Lender relies on Broker's full cooperation, before and after the funding of  any  Loan. Broker Agrees to fully assist Lender in  obtaining any information and documentation Lender deems necessary and to otherwise cooperate fully with Lender to fulfill the purposes of this Agreement.
 3. LOAN APPROVAL: Loan approval shall be within Lender's sole discretion. Broker shall not commit Lender to do anything or take action without the prior written approval of Lender. Without limiting the generality of the foregoing. Broker shall not represent that Lender has approved or will approve any loan until Broker is so informed by Lender In writing. All loan approvals are  conditional  unless and until Borrower actually  executes escrow instructions presented to Borrower in order to close escrow. It is also fully understood and agreed that Lender's approval of the loan application is based upon submission by
   Broker of true and accurate information in the Loan Package and all supporting documentation, including but not limited to the handwritten and typed Form 1003 and any and all appraisals. The fact that final approval of the loan application is solely within the discretion of the Lender shall not be used as a defense to a claim that Broker has breached any part of this Agreement or that Broker has submitted false or inaccurate information in the Loan Package and supporting documentation, including but not limited to the Form 1003, and any and all appraisals.
4.   UNDERWRITING OF LOANS: Lender shall have the right, but not the obligation, to underwrite any Loan submitted for funding pursuant to this Agreement. However, the exercise of this right by Lender shall not affect in any way Broker's obligations
hereunder, including, without limitation. Broker's repurchase obligations under Section 15 hereof and Broker's indemnification obligations under Section 13 hereof. Broker understands that
Lender routinely conducts quality control audits to re-verify income/deposit information, credit documentation, and appraisals submitted by Broker, Broker understands employment Is verbally verified on all loan programs offered by Lender. Broker
understands that any discrepancies found by Lender during quality control And verbal audits are grounds for immediate cancellation of this Agreement and possible notification to applicable state and governmental agencies, and are a breach of Section 11 below.
5.   CLOSING OF LOANS:  All Loans shall close in Lender's name or in the name of an affiliate of Lender.
6.   NOTIFICATION OF ACTION: Lender shall notify Broker by
telephone or facsimile transmission of the conditional approval or rejection or each completed Loan Package. For cash Loan conditionally approved by Lender, Lender shall fund the Loan provided that all conditions precedent are satisfied and all documentation as required by Lender is timely executed, acknowledged, and returned to Lender.
7.   AMOUNTS DUE TO BROKER:
     a. Subject to Sections 7b, 7c, and 7d below, nothing shall be owed to Broker by Lender an account of any proposed Loan which is not closed and funded by Lender. Upon closing of any Loan with respect to which Broker has submitted a Loan Package to Lender, Lender shall remit to Broker an amount equal to the difference between the points charged to the Borrowers and the wholesale points which Lender indicates it will keep us stated in the Loan Program Statement provided to Broker, except In the case or zero point loans (i.e. with respect to which the Borrower pays no points) in which case Lender shall remit to Broker the points specified in the Loan Program Statement provided to Broker; provided, however, that in any case, Lender shall deduct from amounts to be remitted to Broker those fees and charges due to Lender. Lender shall also remit to Broker such other consideration as may be agreed from time to time between Broker and Lender pursuant to a separate agreement.
b.   In the event Lender receives conflicting instructions from
Broker and the Broker's broker of record us to who should receive any monies due Broker under this Agreement, Lender shall escrow such monies in an interest bearing trust account. Lender shall release such monies and all interest accrued thereon upon the execution and delivery of joint instructions from Broker and the Broker's broker of record.
c.   In the event that a Loan pays off due to Broker's
origination efforts within 120 days after funding and Lender has paid Broker a premium, Broker shall then remit to Lender all of the premium paid within 10 calendar days after Lender has sent written notice to Broker. If Lender funds the refinance loan within 120 days of funding no premium will be paid to Broker. If
Broker falls to remit said payment to Lender within said 10
calendar days, then Lender may reimburse itself for any payments due from Broker out of loan fees from subsequent closings.
d.   In the event of that Lender, at its opinion and sole
discretion, determines that Broker has breached any term of the Agreement, Lender may withhold payment of funds due to Broker for any Loan that Lender is funding or is about to fund and for which the amounts due to Broker under this Section 7 not yet been paid.
Such funds will be placed in a separate Trust Account until such time as Lender and Broker have settled Lender's claim that Broker has breached this Agreement.
 8.    FAILURE  TO SUPPLY A COMPLETE LOAN PACKAGE:  In the  event
   that  Broker  or  Borrower  fail  to  supply  to  Lender   any
   documentation required or requested with respect to any Loan, Lender shall have the option, at its sole and absolute discretion, to:
     a. commit to make the Loan on the basis of the documentation provided:
b. commit to make the Loan subject to delivery by Borrower or Broker to Lender of such documentation as Lender specifies in writing at the time such commitment is made; or
c.   reject the Loan.

 9.   USE OF APPROVED VENDORS: in connection with the preparation or submission of any Loan Package, Broker shall not utilize any real estate appraiser, credit reporting agency, or other vendor that is not acceptable to Lender, In the event that Broker shall submit a Loan Package including information or reports from  a person or entity not acceptable to Lender, Lender may reject or accept the Loan Package in 8CCOTdancc with Section 8 above.
10.  AUTHORlZATION TO OBTAIN BUSINESS CREDIT REPORT: Broker
authorizes Lender to obtain a business and individual credit report with respect to Broker upon mutual execution of this
Agreement and from time to time thereafter as deemed necessary or appropriate by Lender. Broker acknowledges and agrees that in the course of its business, Lender conducts quality control audits of
Loan Packages. Lender shall have the right to review during
Broker's normal business hours the files of Broker related to
Loan Packages submitted to Lender.
11.  BROKER'S WARRANTIES: Broker represents and warrants to
Lender, (i) as of the time any Loan Package is submitted to
Lender, and (ii) as of the time the Loan is funded and closed, that:
      a.   No Untrue Statements: Broker shall not submit In any Loan
        Package  any false, fraudulent, inaccurate, or  erroneous
        information or statements, or omit any material facts necessary to make any statement or information included in the Loan Package true, accurate, and understandable. For purposes of this warranty, the term "submit" shall mean (i) submitting a Loan
        Package to Lender with false, fraudulent, inaccurate,  or
        erroneous information regardless of Broker's actual or prior knowledge of such false, fraudulent, inaccurate, or erroneous information; or (ii) submitting a Loan Package to Lender with false, fraudulent, inaccurate, or erroneous information after failing to follow standard practices and procedures prevalent in the mortgage banking industry; or (iii) submitting a Loan Package to  Lender  containing an appraisal that contains  false,
        fraudulent, inaccurate, or erroneous information where such Information was or should have been within the knowledge or control of appraiser; or (iv) submitting a Loan Package to Lender where the Broker has a "non arms-length" business, financial, or personal affiliation with, or financial interest in, the appraiser.
b.   Absence of Claims: Except as previously disclosed by Broker to Lender in writing. there is not pending or to the best or
Broker's knowledge, threatened any suit, action, arbitration, or legal, administrative, or other proceeding or governmental
investigation (including an allegation of fraud by another
Lender) against Broker or its current or former owners, agents, or employees which could have a material adverse effect an the
Broker's business. assets, financial condition, operations, or reputation.
c.   Contra of Documents: Except where Borrower has been asked to submit any loan documents directly to Broker, no Borrower shall have had in its direct or indirect possession or control any completed credit, income, employment, or deposit verification document submitted to Lender with respect to any Loan.
d.   Duly Licensed: Broker possesses all necessary licenses,
permits, and authority to engage in the activities contemplated by [his Agreement. If applicable, Broker's license number and its expiration date appear below.
e.   Ownership: Except as otherwise disclosed to Lender in
writing before the submission of any Loan Package, Broker shall have no direct or Indirect ownership interest or financial
interest in any property serving as security for the Loan, or in any title company, escrow company, or notary providing settlement services an a Loan. Broker shall not have any financial interest, whether evidenced by ownership or debt, in any property serving its security for the Loan at any time prior to funding of the
Latin by Lender except with prior written approval by Lender, or in the Seller of the property in the case of loans sought by
Borrowers who are buying the property.
f.   Compliance with Laws: With respect to each Loan submitted by
Broker and funded by Lender, Broker has complied with all laws and regulations applicable to it as a mortgage broker, and as a
Loan correspondent under HUD regulations, including but not
limited to the Real Estate Settlement Procedures Act, the Fair
Credit Reporting Act, the Equal Credit Opportunity Act, the Truth
In Lending Act, and all other applicable local, state, and
Federal laws and regulations.
g.   Authority This Agreement and all actions provided for herein have been duly authorized by Broker's Board Of Directors, if
Broker is a corporation, or by such individual or individuals empowered and authorized to enter into agreements on behalf of
Broker. Broker shall provide Lender with evidence reasonably satisfactory to Lender of such authorization. The performance of
Broker's duties under this Agreement will not violate the
provisions of Brokers organizational documents, any agreement to which it may be a party, or tiny court order, judgment, or decree to which it may be subject.
h.   Valid Documents: All documents submitted to Lender are in
every respect valid and genuine, being what on their face they purport to be, and all information (credit or otherwise)
submitted in connection with each such a Loan package is true and accurate.
i.   Sale of Loans: Broker has no knowledge of any circumstances or conditions with respect to any Loan, mortgaged property,
mortgage or mortgagor's credit standing that can be reasonably expected to cause any governmental, quasi-governmental, or
private institutional investors to regard any Loan as an
unacceptable investment, cause any Loan to become delinquent, or adversely affect the value of the security or marketability of the Loan.
 12.   STATUS  OF  BROKER:  Nothing in this  Agreement  shall  be construed as making the Broker a joint venturer, partner, representative, employee, or agent of Lender. Broker shall not hold itself out as such, nor shall it use Lender's name in any advertising without Lender's expressed prior written  consent.
   Broker is an independent contractor, and Broker shall determine the  method,  details,  and means of performing  all  services described in this Agreement.
13.  BROKERS INDEMNIFICATION: Broker shall Indemnity, defend, and hold Lender and its shareholders, directors, officers, agents, employees, successors, and assigns harmless from and against, and shall reimburse the same with respect to any and all loss,
damage, liability, costs, and expenses, including reasonable attorneys' fees (including the allocated cost of in-house
counsel), from any cause whatsoever, including but not limited to:
      a.     any   breach  of  any  representation  or   warranty
      contained in Section 11 above;
      b.    Broker's failure to perform any obligation set  forth
      in this Agreement; or
      c.    any  claim  by  a  Borrower resulting  from  Lender's
      failure or refusal to fund a Loan (collectively, a Loss").
Without limiting the generality of the foregoing, Lender's  right to indemnification from Broker shall extend to all repurchase or indemnification demands by any third party to which Lender has sold  any Loan originally submitted to Lender by Broker. Broker's obligation  to indemnify Lender under this Agreement shall  arise
(i) upon Lender's notification to Broker that a Loss has occurred or  (ii) automatically upon Lender's receipt of a Loan repurchase demand  from a secondary market investor which Lender  determines in  its  sole and absolute discretion to be enforceable, even  if
Lender has not incurred any Loss with respect to such Loan.
 14.   LENDERS  RIGHTS:  Broker's obligation to  fully  indemnify
   Lender  under this Agreement shall not be affected by Lender's taking any of the following actions with or without notice  to
   Broker:
      a.   Entering into a modification or forbearance agreement with
        Borrower;
b.   Liquidation, repayment, retirement, or sale or resale of any
Loan;
c.   Foreclosure of any Loan, including without Iimitation
Lender's acquisition of the property securing a Loan by making a full credit bid at such foreclosure sale; or
d.   Sale or resale of the property securing any Loan
 15.   REPURCHASE  AGREEMENT: In the event of  a  breach  of  any warranty or representation contained in Section 11 by Broker, or in the event of a repurchase or indemnification demand from  a secondary market investor which Lender determines in its sole and absolute discretion to be enforceable, even if Lender has  not incurred any Loss with respect to such Loan, and the  Loan  in question is closed and funded by Lender, Broker agrees to either:
   (i)  repurchase  such a Loan immediately upon  written  demand therefore,  for the repurchase amount set forth in Section  16 hereof, (ii) refinance the Loan at par plus accrued interest and pay any loss, costs, or damages incurred by Lender, or (iii) indemnify Lender Pursuant to Section 13. Broker agrees that any breach of this Section 15 may not be adequately compensable in damages alone. Therefore, Broker agrees that, in the event of any breach of Section 15, Lender shall, without limitation, be entitled to seek and obtain equitable relief by way of specific performance or otherwise to enforce Broker's repurchase or indemnification obligation hereunder,
16. REPURCHASE AMOUNT: A repurchase pursuant to Section 15 hereof shall be priced as follows:
      a. The original principal amount of the Loan, less principal reductions received by Lender; plus
b. All interest accrued but unpaid on the principal balance of the Loan from the date of funding by Lender through and including the first day of the month following the month the repurchase is made; plus
c. All costs and expenses Incurred by Lender In connection with origination, processing, funding, and servicing of the Loan; plus
d.   All costs and expenses incurred by Lender in enforcing
Broker's obligation to repurchase such a Loan, including, without limitation, reasonable attorneys' fees (including the allocated cost of in-house counsel) and costs of suit,
 17.   TERMINATION OF AGREEMENT:  Either party may terminate this
   Agreement at any time, upon written notice to the other party;
   provided, however, that any termination of the Agreement shall not affect:
          a. Lender's obligation to pay any amounts due Broker under this Agreement, or
b. The obligation of Broker with respect to Loans funded by Lender pursuant to this Agreement, including, without limitation, the obligation of Broker to indemnify and hold Lender harmless from and against any Loss pursuant to Section 13 hereof, and to repurchase a Loan or indemnify Lender pursuant to Section 15 hereof.
 18. NOTICE OF CERTAIN MATTERS: Broker hereby covenants and agrees with Lender that Broker shall promptly give written notice to Lender of
          a. The occurrence of any breach of a representation or warranty as set forth in Section11 hereof;
b. Any litigation or proceeding affecting Broker involving (i) amounts in the case of any such individual litigation, investigation, or proceeding in excess of One Thousand Dollars
($1,000), or (ii) which, regardless of the amount in controversy, if adversely determined, could have a material adverse effect on the business, operations, property, or financial or other condition of Broker or on the ability of Broker to perform its obligations hereunder;
          c. Receipt by Broker of notice from any agency concerning revocation, or any other adverse action or potential action relating to any of Brokers licenses to conduct Its business;
          d. A materiel adverse change in the business, operations, property, or financial, or other condition of Broker; or
e. Any change in (i) the ownership structure of Broker; (ii) the Broker's broker of record for licensing purposes; or (iii)
Broker's name, address, or employer tax identification number.
 19.  MISCELLANEOUS:
          a. Governing Law This Agreement is entered into at the City of Larkspur, California, and shall be governed by the laws or the State of California.
          b. Notices: All notices required hereunder shall be in writing and shall be deemed to have been given, made, and received only
             (i) upon delivery, if personally delivered to a party: (ii) one
             (1) business day after the date of deposit, if by nationally recognized courier service offering guaranteed overnight delivery; or (iv) three (3) business days after deposit in the United Stores first class mail, certified mail, postage prepaid, return receipt requested, at the addresses appearing below.
c. Attorneys' Fees: If any legal action or other proceeding is brought for the enforcement of any provision of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of the Agreement, the prevailing party or parties shall be entitled to reasonable attorneys' fees (including the allocated cost of in-house counsel) and other costs incurred in that action or proceeding. In addition to any other relief to which it of they may be entitled. In addition, any such suit or proceeding shall be brought only in the state courts located in Marin County, State of California, which courts shall have sole and exclusive in personam, subject matter, and other jurisdiction in connection with such suit or proceedings, and venue shall be appropriate for all purposes in such courts.
d.   No Assignment Broker may not assign this Agreement.
e. Entire Agreement, Amendment: This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, representations, and understandings.
No supplement, modification, or amendment shall be binding unless executed in writing by and agreed to by both panics hereto. This
Agreement applies to all present and future Loans, as well as those Loans previously submitted to or closed by Lender.
f. Waivers and Remedies: Failure or delay to audit any Loan or to exercise any right shall not act as a waiver of any other right, nor shall any single or partial exercise or any right preclude any other or further exercise thereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, No waiver shall be binding unless executed in writing by the party making the waiver. All remedies shall be cumulative and non-exclusive.
g. Partial Invalidity If any provision of this Agreement is held to be invalid, void, or unenforceable the remaining provisions shall nevertheless continue in full force and effect.
h. Arbitration: Solely at Lender's discretion, Lender may require that all disputes, controversies, or differences between the parties arising out of or related to this Agreement shall be resolved through binding arbitration. If Lender elects not to use arbitration, or if a court of competent jurisdiction rules that Lender's option under this part of the Agreement is invalid, the parties hereto agree that the provisions of Section 19c shall control as to the jurisdiction and venue of any legal action concerning this Agreement. If Lender requires an arbitration to resolve any disputes, controversy, or differences between the parties arising out of or related to this agreement, the arbitration shall occur in San Francisco, California. Arbitration shall be conducted by a single arbitrator in accordance with the then-current commercial arbitration rules and supplementary procedures for commercial arbitration of the American Arbitration
Association ("AAA"). Any discovery shall be conducted in accordance with laws of the State of California. The arbitrator shall be selected by the mutual agreement of the parties, or failing such agreement, shall be selected according to AAA rules.
Judgment upon any arbitrator's may be entered in any court of competent jurisdiction. The parties hereby consent to such court's jurisdiction.
i. Insurance: Upon the request of Lender, Broker shall, at its sole cost and expense obtain such miscellaneous professional liability or errors and omissions insurance in such amounts and with such companies as Lender may request, Said insurance; shall name Lender as an additional insured and shall provide Lender with thirty (30) days prior written notice of cancellation or termination.

IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this
Agreement  as  of this        /s/1st    day of         /s/  March
(month),     /s/   2000  (year).

BROKER                           LENDER:
NAME:/s/ OneCap                  GRE ENPOINT MORTGAGE FUNDING,
                                 INC.
                                 1100 Larkspur Landing Circle #
                                 101
                                 Larkspur, CA 94939
dba:
Address:1025 East Twain Ave. #3
/s/
      Las Vegas, NV 89109 /s/
                                 Telephone:800-462-2700
Telephone:_7027940554 /s/
License Number: MB 00344 /s/
Expiration Date: 6/31/00 /s/

By:/s/ Scott Lawrence            B y:/s/
/s/ Scott Lawrence
(Print Name)                     (Print Name)
/s/ Vice President               /s/ VP
(Title)                          (Title)

By: /s/
Authorized Broker of Record
/s/ Scott Lawrence
(Print Name)